RECORDING STUDIO CONTRACT

THIS AGREEMENT made effective as of the 20th day of March 2017.

BETWEEN:

Crona Corp. Strada Jean-Louis Calderon 31, Bucharest 030167 Romania (The “Studio”)	– AND –	Vent Event Romania Thomas Masaryk Street 17, Bucharest 030167 Romania (The “Artist”)

In consideration of the provision of studio time, the services of one (1) recording engineer and owner Andrei Gurduiala and the provision of other services provided by Studio to Artist, the parties hereby agree as follows:

Services

1.1Studio will provide the services set out on Exhibit A (attached hereto and made a part hereof), such services hereinafter referred to as the “Services”), including but not limited to engineering, tracking, mixing, mastering, editing, composing, arranging, performing, CD/tape reproduction and forensic audio.

1.2Artist understands that there will be additional fees for any additional services not listed on Exhibit A that are provided by Studio at Artist’s request.

1.3Artist understands that the rate quoted for the Services includes the services of one of Studio’s designated engineers. Artist may choose to use his/her own engineer, but Studio reserves the right to refuse such engineer access to the equipment if, in Studio’s sole opinion, such engineer is not technically proficient.

Rates; Payment

2.1Artist agrees to pay for the Services at the applicable rates set out on Exhibit B (attached hereto and made a part hereof).

2.2Once Artist has approved a track, mix or master, there will be an additional charge for any change to that track, mix or master.

2.3Studio retains ownership of the master and will not release it to Artist until all amounts owing under this Agreement are paid in full.

2.4The Agreement is signed for one year term without specific quantity of service to be used from the date of signing and can be expended by the agreement between Studio and Artist.

Responsibilities of Studio

3.1Studio agrees that it will: provide the equipment in good working order; at Artist’s request, provide studio personnel to assist as required during Artist’s session; maintain safe, clean and comfortable facilities and ensure Artist’s privacy during sessions.

3.2Studio shall not be liable for any failure to perform its obligations if such failure is due to circumstances beyond its reasonable control. Any liability of Studio shall be limited to the total of all amounts paid by Artist for Services under this Agreement.

Responsibilities of Artist

4.1Artist agrees that it will: make all payments when due; pay all contract musicians directly; pay for any damage caused by Artist or by Artist’s personnel or guests, other than normal wear and tear, to the equipment, studio facilities, common areas, building or grounds; not eat, drink, or smoke in the control room and not place any food, drinks or smoking material on any equipment; and not bring into or be under the influence of any illegal controlled substance or alcoholic beverage; respect the neighbors and neighborhood surrounding the facility.

1

STUDIO CONTRACT CRONA CORP.

Termination

If Artist fails to comply with any of its responsibilities hereunder, Studio may terminate this Agreement and retain any amounts paid by Artist prior to such termination.

Loss or Damage

5.1Studio shall use reasonable efforts to secure all recording media (all master tapes, slaves, final mixes, DATs, cassettes, and all other magnetic media storage devices) belonging to the Artist and stored on the studio premises, but Studio shall not be liable for loss of or damage to any of the above.

5.2In the event of loss to or damage of Artist’s recording media due to willful negligence, Studio shall be responsible for replacement of no more than the value of the total replacement cost of the unrecorded tape and studio time to date devoted to said recording media.

5.3Artist is solely responsible for all personal property belonging to Artist, Artist’s employees and guests. Studio shall not be liable for any loss of or damage to any of such personal property.

5.4Artist shall be responsible for any loss or damage to Studio property caused by Artist, Artist’s employees, guests, invitees or agents acting under Artist’s instruction, as a result of misuse, negligence, carelessness or willful misconduct.

Terms and Conditions of Use

Artist agrees to abide by the Terms and Conditions of Use of Studio listed in Exhibit C (attached hereto and made a part hereof).

Acceptance of Media

Receipt and acceptance of the recording media by Artist after completion of the Services shall be deemed acknowledgement between both parties that the quality of the Services is satisfactory to Artist and shall release Studio from any and all liability and claims regarding such Services.

Entire Agreement

This constitutes the entire agreement between Artist and Studio, and may not be modified, changed, or terminated in any way except in writing signed by both parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

STUDIO: Crona Corp. Signature /s/ Andrei Gurduiala Andrei Gurduiala	ARTIST: Vent Event Romania Signature /s/ Tsera Nutsu Tsera Nutsu

2

STUDIO CONTRACT CRONA CORP.

Exhibit A

Services to be provided by Crona Corp.

Use of the studio facility, including live room, control room, lobby area, outdoor artist lounge area, artist restroom and use of the following equipment:

Digital Recording - Logic Studio, Computer, Various Computer interfaces, Various Mic preamps.

Signal Processing Software - All plug-ins installed at the time of recording.

Microphones - All mics available at the time of recording.

Keyboards.

Percussion.

Miscellaneous - All other recording gear installed at the time of recording.

Set-Up Times and Breaks.

Set-up time and breaks will be billed at the agreed hourly rate. Set-up times may vary, but expect at least 1 hour per set-up for full band.

3

STUDIO CONTRACT CRONA CORP.

Exhibit B

RATES AND CHARGES ARE SUBJECT TO CHANGE WITHOUT NOTICE, BUT ANY SUCH CHANGE WILL NOT APPLY TO ANY CONTRACT CURRENTLY IN EFFECT.

Recording rates

•             Standard Recording package: full day (8 hrs.) from $200

•             Recording and Production package: full day (8 hrs.) from $280

•             Standard Recording package: half day (4 hrs.) from $100

•             Recording and Production package: half day (4 hrs.) from $120

•             Minimum booking 1 hr.: $50 ($28 per hour thereafter)

•             Evening bookings (after 6pm) & Weekends: from $230 full day/$115 half day

•             Gift Vouchers: $215 full day/$115 half day

Student discounts by arrangement with the management:

•             $120 (7 hrs.)

•             $70 (4 hrs.)

Recording rates for Vocalists & Rappers

Record vocals over backing track: 2 hrs. $75 ($25 per hrs. thereafter)

Record vocals over backing track & mixing & mastering: 2 hrs. $77.50 ($27.50 per hrs. thereafter)

Additional Charges

Drumming and Percussion Services

Drumming and Percussion services are available by request at no additional charge.  The Artist agrees to pay or cause to be paid any and all royalties as set forth in the "Recording Contract for Musicians" attached hereto as Exhibit D.

Optional Equipment

The following equipment is not included in the Studio’s standard rates. Use of this equipment will incur additional charges at the following rates:  NONE

Supplies and Consumables

Supplies and consumables include CDs, cassettes, tape, DVDs, etc.

4

STUDIO CONTRACT CRONA CORP.

Exhibit C

Terms and Conditions of Use of Studio

All artists using studio space must behave in a manner that is respectful of the building and equipment, and is considerate of other users of the studio.

Noise outside the facility must be kept to a minimum between the hours of 10 PM and 8 AM. If you have a car alarm, you are responsible for making sure that it does not disturb either a recording session in progress or the residents living in the area.

If an artist brings equipment into the studio, the artist is solely responsible for the working order of the equipment. The studio reserves the right to refuse to allow the use of such equipment if the studio believes it to be in unsafe condition.

Smoking is NOT ALLOWED anywhere within the building, including washrooms and stairwells.

Place trash in the receptacles provided, whether on the grounds and inside the building.

No beverages of any kind – including water – are to be consumed in the control room or near any equipment.

The artist is liable for any and all damage caused by negligence, recklessness, or misconduct of the artist or the artist’s crew or guests.

5

STUDIO CONTRACT CRONA CORP.